UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 10, 2012 (April 3, 2012)

iGATE Corporation

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

000-21755	25-1802235
(Commission File Number)	(IRS Employer Identification No.)

6528 Kaiser Drive, Fremont, CA	94555
(Address of Principal Executive Offices)	(Zip Code)

(510) 896-3015

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On April 3, 2012 (the “Closing Date”), Pan-Asia iGATE Solutions (“Pan-Asia”), a wholly owned subsidiary of iGATE Corporation (the “Company”), entered into an amended and restated credit agreement (the “Credit Facility”) for a secured term loan facility with the lenders named therein and DBS Bank Ltd., Singapore, as administrative agent (the “Administrative Agent”). The Credit Facility amends and restates the credit agreement (the “Original Credit Facility”), dated as of March 8, 2012, among Pan-Asia, the lenders named therein and the Administrative Agent. The guaranty entered into by the Company and several of its wholly owned subsidiaries, under which the Company guaranteed all of the obligations of Pan-Asia under the Original Credit Facility, continues and now serves to guarantee Pan-Asia’s obligations under the Credit Facility.

The Credit Facility has a commitment amount of $265.0 million and will mature on June 8, 2014. The Credit Facility contains customary representations and warranties, events of default and affirmative and negative covenants, and does not contain any financial covenants.

After the Closing Date, the Credit Facility will be available to finance Pan-Asia’s purchase of the remaining publicly traded equity shares of Patni Computer Systems Limited (“Patni”), a majority-owned subsidiary of the Company.

The foregoing description of the Credit Facility does not propose to be complete and is qualified in its entirety by reference to the full text of the Credit Facility, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01	Other Events

In connection with the previously announced offer by Pan-Asia and iGATE Global Solutions Limited (together with Pan-Asia, “Promoters”) to purchase the equity shares of Patni from its public shareholders in order to delist Patni from the Indian stock exchanges where Patni is currently listed, attached hereto as Exhibit 99.1 is the Post Offer Public Announcement to the shareholders of Patni by the Promoters and the Company, accepting the purchase price of Rs. 520 per equity share (“Final Price”). The Final Price was the discovered price (i.e., the price at which maximum number of equity shares were tendered by the public shareholders of Patni) determined through a reverse book building process in accordance with applicable Indian regulations. The Promoters shall accept all the bids by public shareholders at or below the Final Price and the public shareholders of Patni who have validly tendered (and not withdrawn) their equity shares at or below the Final Price will be paid the consideration of Rs. 520 per equity share.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 3, 2012, among Pan-Asia iGATE Solutions, the banks, financial institutions and other institutional lenders party thereto, and DBS Bank Ltd.

99.1	Post Offer Public Announcement issued by Pan-Asia iGATE Solutions along with iGATE Global Solutions Limited and iGATE Corporation, dated as of April 10, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iGATE CORPORATION

By:	/s/ Mukund Srinath
Name:	Mukund Srinath
Title:	Corporate Secretary

April 10, 2012

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of April 3, 2012, among Pan-Asia iGATE Solutions, the banks, financial institutions and other institutional lenders party thereto, and DBS Bank Ltd.

99.1	Post Offer Public Announcement issued by Pan-Asia iGATE Solutions along with iGATE Global Solutions Limited and iGATE Corporation, dated as of April 10, 2012